As filed with the Securities and Exchange Commission on April 4, 1995

                                                      Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 UNITED CAROLINA
                             BANCSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

           North Carolina                             56-0954530
(State or other Jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)



                               Post Office Box 682
                             127 West Webster Street
                        Whiteville, North Carolina 28472
          (Address of principal executive offices, including Zip Code)



                        1993 Incentive Stock Option Plan
                            (Full title of the plan)



                           HOWARD V. HUDSON, JR., Esq.
                     United Carolina Bancshares Corporation
                               Post Office Box 632
                             127 West Webster Street
                        Whiteville, North Carolina 28472
                                 (910) 642-5131
            (Name, address and telephone number of agent for service)

                                    Copy to:
                          WILLIAM R. LATHAN, JR., Esq.
                              Ward and Smith, P.A.
                               1001 College Court
                               Post Office Box 867
                         New Bern, North Carolina 28560
                                 (919) 633-1000


                         CALCULATION OF REGISTRATION FEE

                                                    Proposed           Proposed
                                                     Maximum            Maximum          Amount of
     Title of Securities         Amount to       Offering Price        Aggregate       Registration
      to be Registered       be Registered (1)    Per Share (2)   Offering Price (2)      Fee (2)

Common Stock,
$4.00 par value                    28,571             $7.3228           $209,220            $100

(1) This Registration Statement registers securities offered pursuant to terms which provide for an adjustment in the number of securities being offered to prevent dilution resulting from stock splits, stock dividends or similar transactions and will be deemed to cover the additional securities offered or issued in connection with any such provision.

(2) Pursuant to Rule 457(h)(1), the registration fee has been calculated on the basis of the weighted average price per share at which shares could be purchased upon the exercise of options granted under the plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

        The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

                  (i) Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

                 (ii) Registrant's Current Report on Form 8-K dated January 25, 1996;

                (iii) Description of Registrant's common stock contained in its Registration Statement on Form 10, as amended by Registrant's subsequent reports riled under the Exchange Act.

        All documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 4.   Description of Securities

        Not applicable.

Item 5.  Interests of Named Experts and Counsel

        Ward and Smith, P.A., New Bern, North Carolina has rendered an opinion as to certain legal matters regarding the shares of Registrant's common stock to which this Registration Statement relates. Certain members of that firm beneficially own an aggregate of approximately 9,180 shares of Registrant's common stock.

Item 6.  Indemnification of Directors and Officers

        The North Carolina Business Corporation Act (the "NCBCA") provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorney's fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

        Permissible Indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify or agree to indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

        Mandatory Indemnification. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

        Advance for Expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

        Court-Ordered Indemnification. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

        Voluntary Indemnification. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution,m "indemnify or agree to indemnify any one or more of its officers, directors, employees and agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

        Parties Entitled to Indemnification. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

        Indemnification by Registrant. Subject to such restrictions as are provided by federal securities law, Registrant's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification. In addition, Registrant currently maintain directors' and officers' liability insurance.

Item 7.  Exemption From Registration Claimed

        Not applicable.

Item 8.  Exhibits

        The following exhibits are filed herewith or incorporated herein by reference as part of this Registration Statement:

        4 Specimen of Registrant's Common Stock certificate (incorporated by reference from Registrant's 1988 Annual Report on Form 10-K).

        5 Opinion of Ward and Smith, P.A. as to the legality of the securities being registered (filed herewith).

        23(a) Consent of KPMG Peat Marwick LLP to incorporation by reference of its report on Registrant's financial statements (filed herewith).

        23(b) Consent of Ward and Smith, P.A. (contained in its opinion filed herewith as Exhibit 5).

        24          Power of Attorney.

        99          Copy of 1993 Incentive Stock Option Plan.

Item 9.  Undertakings

        (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i)    to include any Prospectus required by
                                       Section 10(a)(3) of the Securities Act of
                                       1933;

                                (ii)   to  reflect  in the  Prospectus  any
                                       facts or  events  arising  after the
                                       effective  date of the  Registration
                                       Statement   (or  the   most   recent
                                       post-effective   amendment  thereof)
                                       which,   individually   or  in   the
                                       aggregate,  represent a  fundamental
                                       change in the  information set forth
                                       in the Registration Statement;

                                (iii)  to include any material  information
                                       with   respect   to  the   plan   of
                                       distribution      not     previously
                                       disclosed   in   the    Registration
                                       Statement or any material  change to
                                       such information in the Registration
                                       Statement;

                         provided, however, that paragraphs (a)(1)(i) and
                         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  Filings Incorporating Subsequent Exchange Act Documents by
        Reference.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for Acceleration of Effectiveness or Filing of Registration Statement on Form S-8

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whiteville, State of North Carolina, on March 29 , 1996.

                                       UNITED CAROLINA BANCSHARES CORPORATION
                                       (Registrant)


                                      By: S/ Kenneth L. Miller
                                          Kenneth L. Miller
                                          President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                Date




   S/ E. Rhone Sasser       Chief Executive         March  29 , 1996
- -------------------------   Officer (principal
E. Rhone Sasser                executive officer)


   S/ Ronald C. Monger      Executive Vice          March  29 , 1996
- -------------------------   President and Chief
Ronald C. Monger            Financial Officer
                            (principal financial
                            officer)

   S/ John F. Watson        Controller (principal   March  29 , 1996
- -------------------------   accounting officer)
John F. Watson



*  S/ J. W. Adams           Director                March  29 , 1996
- -------------------------
J. W. Adams



*  S/ John V. Andrews       Director                March  29 , 1996
- -------------------------
John V. Andrews



*  S/ Russell M. Carter     Director                March  29 , 1996
- -------------------------
Russell M. Carter

*  S/ W. E. Carter          Director                March  29 , 1996
- -------------------------
W. E. Carter



*  S/ Alfred E. Cleveland   Director                March  29 , 1996
- -------------------------
Alfred E. Cleveland



*  S/ James L. Cresimore    Director                March  29 , 1996
- -------------------------
James L. Cresimore



*  S/ Thomas P. Dillon      Director                March  29 , 1996
- -------------------------
Thomas P. Dillon



*  S/ C. Frank Griffin      Director                March  29 , 1996
- -------------------------
C. Frank Griffin



*  S/ James C. High         Director                March  29 , 1996
- -------------------------
James C. High



*  S/ Jack E. Shaw          Director                March  29 , 1996
- -------------------------
Jack E. Shaw



*  S/ Harold B. Wells       Director                March  29 , 1996
- -------------------------
Harold B. Wells



*  S/ Charles M. Winston    Director                March  29 , 1996
- -------------------------
Charles M. Winston





* By:    S/ Howard V. Hudson, Jr.
            Howard V. Hudson, Jr.
            Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                                                  Sequential
Number                 Description                      Page Number



  4                 Specimen of Registrant's Common Stock
                    certificate (incorporated herein by
                    reference  from  Exhibit  IV  to
                    Registrant's 1988 Annual Report on
                    Form 10-K).

  5                 Opinion of Ward and Smith, P.A. as to
                    the legality of the securities being
                    registered (filed herewith).

23(a)               Consent of KPMG Peat Marwick LLP to
                    incorporation by reference of its
                    report on Registrant's financial
                    statements (filed herewith).

23(b)               Consent of Ward and Smith, P.A.
                    (included in its opinion filed
                    herewith as Exhibit 5).

24                  Power of Attorney.

99                  Copy of 1993 Incentive Stock Option
                    Plan, together with form of option
                    agreement with Option Holders.